EXHIBIT 99.1

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

                    AZUREL, LTD. ANNOUNCES WARRANT EXTENSION

Fairfield, NJ July 26, 2002, Azurel, Ltd. (Bulletin Board Symbol AZUR and AZURW) announced today that its public warrants, due to expire on July 29, 2002, will be extended for three years. The warrants new expiration date is July 29, 2005. For further information, please call Mr. Edward Adamcik, VP Azurel, Ltd. at
(973) 575-9500.

This press release may contain forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause the actual results to differ materially include, without limitation, the following: the ability of the company to service its debt; continued significant losses by the company; the ability of the company to develop and market new products as technology evolves; the ability of the company to meet its capital requirements; increased competition in the video communications market; the ability of the company to maintain current and develop future relationships with third party resellers, manufacturers and suppliers; the ability of the company to meet governmental regulations; and the ability of the company to obtain and enforce its patents and avoid infringing upon third parties' patents. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission. All trademarks are property of their respective holders.